UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2006

Vital Images, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (942) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On February 20 and 21, 2006, Jay D. Miller, the President and Chief Executive Officer of Vital Images, Inc., and Philip I. Smith, the Executive Vice President — Corporate Development of Vital Images, adopted Rule 10b5-1 trading plans to sell a portion of their shares of Vital Images’ common stock.  These executive officers have informed Vital Images that these plans are part of their individual long-term strategies for asset diversification and tax planning.  The Rule 10b5-1 plans were set up in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions.

Rule 10b5-1 permits corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information.  Using these plans, insiders can gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans.  The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Miller’s plan provides for the sale of up to 52,000 shares and expires on March 31, 2007.  Smith’s plan provides for the sale of up to 55,060 shares and expires on October 15, 2006.  Under the terms of both 10b5-1 plans, the shares will be sold on the open market at prevailing market prices, subject to minimum price thresholds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images Inc.

Date: February 28, 2006.
	By	/s/ Michael H. Carrel
Michael H. Carrel
Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)